   As filed with the Securities and Exchange Commission on January 28, 1998
                                                    Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549

                            -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            -----------------------

                                 WORLDCOM, INC.
             (Exact name of registrant as specified in its charter)

           GEORGIA                                               58-1521612
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                             515 EAST AMITE STREET
                        JACKSON, MISSISSIPPI 39201-2702
                         (Address, including zip code,
                  of registrants principal executive offices)



                     WORLDCOM, INC. 1997 STOCK OPTION PLAN
--------------------------------------------------------------------------------
                          (Full title of the plan(s))

                            P. BRUCE BORGHARDT, ESQ.
                                 WORLDCOM, INC.
                      10777 SUNSET OFFICE DRIVE, SUITE 330
                           ST. LOUIS, MISSOURI 63127
                                 (314) 909-4100
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                        -------------------------------

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------
                                                       Proposed maximum         Proposed maximum
 Title of securities to    Amount to be registered    offering price per       aggregate offering     Amount of registration
      be registered                                         share1                   price1                     fee
------------------------------------------------------------------------------------------------------------------------------
Common stock, $0.01 par
value, and associated            20,000,000               $31.78125                 $635,625,000             $187,510
preferred stock purchase          shares 3
rights2
------------------------------------------------------------------------------------------------------------------------------

---------------------
         1      Computed pursuant to Rule 457(c) and Rule 457(h) solely for the purpose of determining the registration fee. Proposed maximum offering price represents the high and low prices for common stock. Proposed maximum offering price represents the average high and low prices for the Registrant's Common Stock reported on the Nasdaq National Market on January 21, 1998.

         2      Each share of Common Stock also represents one preferred stock purchase right. Preferred stock purchase rights cannot trade separately from the underlying common stock and, therefore, do not carry a separate price or necessitate an additional filing fee.

         3      This Registration Statement also covers such additional shares of Common Stock as may be issuable pursuant to antidilution provisions.

This Registration Statement registers additional securities of the same class as other securities for which a registration statement filed on this form relating to the same employee benefit plan is effective. Consequently, pursuant to General Instruction E of Form S-8, the contents of the Registration Statement on Form S-8 filed by WorldCom, Inc. (the "Company") with respect to the WorldCom, Inc. 1997 Stock Option Plan (the "Plan"), on June 27, 1997, Registration No. 333-30279, are incorporated by reference into this Registration Statement.

Item 8.  Exhibits

         See Exhibit Index.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it is has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jackson, State of Mississippi on January 27, 1998.

                                                 WORLDCOM, INC.



                                                 By: /s/ Scott D. Sullivan
                                                    ----------------------------
                                                       Scott D. Sullivan
                                                       Chief Financial Officer

                               POWER OF ATTORNEY

          Each person whose signature appears below hereby constitutes and appoints Bernard J. Ebbers, Scott D. Sullivan, and P. Bruce Borghardt, and each of them (with full power to each of them to act alone), his true and lawful attorneys in fact and agents for him and on his behalf and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits and any and all other documents filed with respect thereto, with the Securities and Exchange Commission (or any other governmental or regulatory authority), granting unto said attorneys, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that said attorneys in fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                  Name                               Title                           Date
                  ----                               -----                           ----
/s/ Carl J. Aycock                                  Director                     January 27, 1998
--------------------------------------------
              Carl J. Aycock



/s/ Max E. Bobbitt                                  Director                     January 27, 1998
--------------------------------------------
              Max E. Bobbitt



/s/ Bernard J. Ebbers                               Director, President and      January 27, 1998
--------------------------------------------        Chief Executive Officer
             Bernard J. Ebbers


/s/ Francesco Galesi                                Director                     January 27, 1998
--------------------------------------------
             Francesco Galesi

                  Name                               Title                           Date
                  ----                               -----                           ----
/s/ Richard R. Jaros                                Director                     January 27, 1998
--------------------------------------------
               Richard R. Jaros



/s/ Stiles A. Kellett, Jr.                          Director                     January 27, 1998
--------------------------------------------
            Stiles A. Kellett, Jr.



/s/ David C. McCourt                                Director                     January 27, 1998
--------------------------------------------
             David C. McCourt



/s/ John A. Porter                                  Director                     January 27, 1998
--------------------------------------------
             John A. Porter



/s/ John W. Sidgmore                                Director                     January 27, 1998
--------------------------------------------
             John W. Sidgmore



/s/ Scott D. Sullivan                               Director and Chief Financial January 27, 1998
--------------------------------------------        Officer (Principal Financial
             Scott D. Sullivan                      Officer and Principal
                                                    Accounting Officer)

/s/ Lawrence C. Tucker                              Director                     January 27, 1998
--------------------------------------------
            Lawrence C. Tucker

                                 EXHIBIT INDEX




EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
  5.1       Opinion of William E. Anderson as to the legality of the
            Securities to be issued

 23.1       Consent of Arthur Andersen LLP

 23.2       Consent of Coopers & Lybrand LLP

 23.3       Consent of Arthur Andersen LLP

 23.4       Consent of Arthur Andersen LLP

 23.5       Consent of Price Waterhouse LLP

 23.6       Consent of William E. Anderson (included in Exhibit 5.1)

 24.1       Power of Attorney (included in Signature Pages)